UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 2, 2010
Cinemark USA, Inc.
(Exact Name of Registrant as Specified in Charter)

Texas (State or Other Jurisdiction of Incorporation)	033-47040 (Commission File Number)	75-2206284 (IRS Employer Identification No.)
3900 Dallas Parkway, Suite 500, Plano, Texas 75093
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: 972.665.1000
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act 17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On March 2, 2010, Cinemark USA, Inc. (the “Company”) entered into a Third Amendment (the “Amendment”) to the Company’s Credit Agreement, dated October 5, 2006, as amended by the First Amendment, dated March 14, 2007, and the Second Amendment, dated January 29, 2010. The Amendment extended the maturity dates for certain portions of the revolving credit commitments and the term loans and modified certain prepayment terms and covenants.
     As a result of the Amendment, (i) the maturity date of approximately $73.5 million of the revolving commitments was extended from October 5, 2012 to March 2, 2015; and (ii) the maturity date of approximately $924.4 million, or 85%, of the Term Loan B loans was extended from October 5, 2013 to April 30, 2016. The extended revolving credit commitments now accrue interest, at our option at: (A) the base rate equal to the higher of (1) the prime lending rate as set forth on the British Banking Association Telerate page 5, or (2) the federal funds effective rate from time to time plus 0.50%, plus a margin that ranges from 1.75% to 2.0% per annum, or (B) a “Eurodollar rate” plus a margin that ranges from 2.75% to 3.0% per annum. The margin of the revolving credit commitment is a function of the Consolidated Net Senior Secured Leverage Ratio (as defined therein). The extended term loans now accrue interest, at our option at: (A) the base rate equal to the higher of (1) the prime lending rate as set forth on the British Banking Association Telerate page 5, or (2) the federal funds effective rate from time to time plus 0.50%, plus a 2.25% margin per annum, or (B) a “Eurodollar rate” plus a 3.25% margin per annum. The margin of the extended term loans is a function of the applicable corporate credit rating. The original maturity dates and interest rates continue to apply to approximately $76.5 million of the revolving commitments and approximately $159.2 million of the Term Loan B loans. The Amendment also imposed a 1.0% prepayment premium for one year on certain prepayments of the extended term loans.
     The Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant
     See discussion in Item 1.01, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Exhibit Description
10.1
Third Amendment to Credit Agreement, dated March 2, 2010, by and among Cinemark Holdings, Inc., Cinemark USA, Inc., the subsidiary guarantors party thereto, the several banks and other financial institutions or entities from time to time party thereto, Barclays Bank, PLC, as administrative agent, and the other agents thereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINEMARK USA, INC.
By:	/s/ Michael D. Cavalier
	Name:	Michael D. Cavalier
	Title:	Senior Vice President - General Counsel

Date: March 8, 2010

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1
Third Amendment to Credit Agreement, dated March 2, 2010, by and among Cinemark Holdings, Inc., Cinemark USA, Inc., the subsidiary guarantors party thereto, the several banks and other financial institutions or entities from time to time party thereto, Barclays Bank, PLC, as administrative agent, and the other agents thereto.